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                                                                   EXHIBIT 10.09


                      SECURED FULL RECOURSE PROMISSORY NOTE

                              Palo Alto, California

$64,435.00                                                        March 15, 1996

         1. OBLIGATION. In exchange for the issuance to the undersigned ("Purchaser") of 12,887 shares (the "Shares") of the Common Stock of Excite, Inc., a California corporation (the "Company"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on or before April 1, 2001, at the Company's principal place of business at 1091 N. Shoreline Blvd., Suite 200, Mountain View, California 94043, or at such other place as the Company may direct, in installments as hereinafter set forth the principal sum of Sixty-Four Thousand Four Hundred Thirty Five Dollars ($64,435.00) together with interest compounded semi-annually on the unpaid principal at the rate of Five and Thirty Eight Hundredths Percent (5.38%), which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. The principal sum will be payable in sixty (60) successive monthly installments of One Thousand Seventy Three Dollars and Ninety Two Cents ($1,073.92) each, each due and payable on the first day of each calendar month beginning April 1996 and all payments of accrued interest will be payable with each installment of principal.

         2. SECURITY. Payment of this Note is secured by a security interest in the Shares granted to the Company by Purchaser under a Stock Pledge Agreement dated of even date herewith between the Company and Purchaser (the "Pledge Agreement"). This Note is being tendered by Purchaser to the Company as the purchase price of the Shares pursuant to that certain Stock Option Exercise Agreement between Purchaser and the Company dated of even date with this Note (the "Purchase Agreement").

         3. DEFAULT; ACCELERATION OF OBLIGATION. Purchaser will be deemed to be in default under this Note and the principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full: (a) upon Purchaser's failure to make any payment when due under this Note; (b) in the event Purchaser is Terminated (as defined in the Company's 1995 Equity Incentive Plan) for any reason and the Company exercises its Repurchase Option to repurchase all or some of the Shares under the Purchase Agreement; (c) upon any transfer of any of the Shares (except a transfer to the Company); (d) upon the filing by or against Purchaser of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; or (e) upon the execution by Purchaser of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Purchaser's assets or property.

         4. REMEDIES ON DEFAULT. Upon any default of Purchaser under this Note, the Company will have, in addition to its rights and remedies under this Note and the Pledge
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Agreement, full recourse against any real, personal, tangible or intangible assets of Purchaser, and may pursue any legal or equitable remedies that are available to it.

         5. PREPAYMENT. Prepayment of principal and/or interest due under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal. If Purchaser prepays all or a portion of the principal amount of this Note, the Shares paid for by the portion of principal so paid will continue to be held in pledge under the Pledge Agreement to serve as independent collateral for the outstanding portion of this Note for the purpose of commencing the holding period under Rule 144(d) of the Securities and Exchange Commission with respect to other Shares purchased with this Note unless Purchaser notifies the Company in writing otherwise and the Company consents to release of the Shares from the Pledge Agreement.

         6. GOVERNING LAW; WAIVER. The validity, construction and performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Purchaser hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

         7. ATTORNEYS' FEES. If suit is brought for collection of this Note, Purchaser agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

         8. RULE 144 HOLDING PERIOD. PURCHASER UNDERSTANDS THAT THE HOLDING PERIOD SPECIFIED UNDER RULE 144(d) OF THE SECURITIES AND EXCHANGE COMMISSION WILL NOT BEGIN TO RUN WITH RESPECT TO SHARES PURCHASED WITH THIS NOTE UNTIL EITHER (A) THE PURCHASE PRICE OF SUCH SHARES IS PAID IN FULL IN CASH OR BY OTHER PROPERTY ACCEPTED BY THE COMPANY, OR (B) THIS NOTE IS SECURED BY COLLATERAL, OTHER THAN THE SHARES THAT HAVE NOT BEEN FULLY PAID FOR IN CASH, HAVING A FAIR MARKET VALUE AT LEAST EQUAL TO THE AMOUNT OF PURCHASER'S THEN OUTSTANDING OBLIGATION UNDER THIS NOTE (INCLUDING ACCRUED INTEREST).

         IN WITNESS WHEREOF, Purchaser has executed this Note as of the date and year first above written.



Brett Bullington                          /s/ Brett Bullington
-------------------------------------    ---------------------------------------
Purchaser's Name [type or print]         Purchaser's Signature


                  [SIGNATURE PAGE TO EXCITE, INC., SECURED FULL
                            RECOURSE PROMISSORY NOTE]


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